SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Tilray, Inc.

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TILRAY, INC.

1100 MAUGHAN ROAD

NANAIMO, BC, CANADA, V9X IJ2

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 30, 2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Tilray, Inc., a Delaware corporation (the “Company”).  The meeting will be held on Thursday, May 30, 2019 at 10:00 AM local time at McCaw Hall, Nesholm Facility Lecture Hall, 321 Mercer Street, Seattle, Washington 98102 for the following purposes:

1.	To elect the two nominees for director named herein to the Board of Directors to hold office until the 2022 Annual Meeting of Stockholders.
2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte LLP as our independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 1, 2019.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Dara Redler

Dara Redler

Legal General Counsel and Corporate Secretary

Nanaimo, BC, Canada

April 15, 2019

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TILRAY, INC.

1100 MAUGHAN ROAD

NANAIMO, BC, CANADA, V9X IJ2

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Tilray, Inc. (sometimes referred to as the “Company” or “Tilray”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 19, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 29, 2019.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, May 30, 2019, at 10:00 AM local time at McCaw Hall, Nesholm Family Lecture Hall, 321 Mercer Street, Seattle, Washington 98102.  Directions to the Annual Meeting may be found at http://www.pstvote.com/tilray2019.  Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 1, 2019 will be entitled to vote at the Annual Meeting.  On this record date, there were 16,666,667 shares of Class 1 common stock and 80,125,538 of Class 2 common stock (collectively, the “common stock”) outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 1, 2019 your shares were registered directly in your name with Tilray’s transfer agent, Philadelphia Stock Transfer, Inc., then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 1, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors (Proposal No. 1); and
•

Ratification of selection by the Audit Committee of the Board of Deloitte LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019 (Proposal No. 2).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of Deloitte LLP as the Company’s independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote through the internet, go to http://www.pstvote.com/tilray2019 to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your internet vote must be received by 11:59 PM, prevailing time, on May 29, 2019 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Tilray.  Follow the voting instructions in the Notice to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have ten (10) votes for each share of Class 1 common stock and (1) vote for each share of Class 2 common stock you own as of April 1, 2019. The Class 1 common stock and Class 2 common stock will vote together as a single class on all proposals described in this Proxy Statement.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, and “For” the ratification of selection by the Audit Committee of the Board of Deloitte LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the election of either nominee for directors without your instructions, but may vote your shares on the ratification of the selection of Deloitte LLP as our independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019 without your instructions.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy through the internet.
•	You may send a timely written notice that you are revoking your proxy to Tilray’s Corporate Secretary at 1100 Maughan Road, Nanaimo, BC, Canada, V9X IJ2.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2019, to our Corporate Secretary at 1100 Maughan Road, Nanaimo, BC, Canada, V9X IJ2, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that if our 2020 Annual Meeting of stockholders is held before April 29, 2020 or after June 28, 2020, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2020 Annual Meeting of stockholders.  If you wish to submit a proposal (including a director nomination) at the 2020 Annual Meeting of stockholders that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary not later than the close of business on February 29, 2020 nor earlier than the close of business on January 30, 2020; provided, however, that if our 2020 Annual Meeting of stockholders is held before April 29, 2020 or after June 28, 2020, then the proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposal to ratify the selection of Deloitte LLP as the Company’s independent registered public accounting firm, votes “For,” “Against” and abstentions.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under applicable rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal No. 2, ratification of the selection of Deloitte LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019, must receive “For” votes from the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter.  If you select to “Abstain” from voting on Proposal No. 2, it will have the same effect as an “Against” vote. Broker non-votes will have no effect; however, Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if shares representing a majority of the aggregate voting power of shares of Class 1 common stock and Class 2 common stock (voting together as a single class) entitled to vote are present at the Annual Meeting in person or represented by proxy. On each matter to be voted upon, you have ten (10) votes for each share of Class 1 common stock and (1) vote for each share of Class 2 common stock you own as of April 1, 2019. The Class 1 common stock and Class 2 common stock will vote together as a single class on all proposals described in this Proxy Statement. On the record date, there were 16,666,667 shares of Class 1 common stock and 80,125,538 shares of Class 2 common stock outstanding and entitled to vote.  Thus, the holders of shares representing an aggregate of 123,396,105 votes must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of shares representing a majority of the voting power present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

Proposal No. 1

Election Of Directors

Tilray’s Board is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has five members.  There are two directors in the class whose term of office expires in 2019.  If elected at the Annual Meeting, each of these nominees would serve until the 2022 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.  It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting.  Because we completed our initial public offering (“IPO”) in July 2018, we did not hold an annual meeting of stockholders in 2018.

The following table sets forth information with respect to the two nominees for election at the Annual Meeting and the directors whose terms of office will continue after the Annual Meeting, as of March 31, 2019:

Name	Age	Director Since	Position
Class I Directors—Nominees for Election at the Annual Meeting
Michael Auerbach	43	February 2018	Director
Rebekah Dopp	42	May 2018	Director
Class II Directors—Continuing in Office until the 2020 Annual Meeting
Maryscott Greenwood	53	May 2018	Director
Christine St.Clare	68	June 2018	Director
Class III Directors—Continuing in Office until the 2021 Annual Meeting
Brendan Kennedy	46	January 2018	President, Chief Executive Officer and Director

Each of the nominees listed below is currently a director of the Company who was previously elected by the then current members of the Board to fill a vacant seat.

Nominees for Election for a Three-Year Term Expiring at the 2019 Annual Meeting

Michael Auerbach has served as a member of our Board since February 2018.  He has served on the board of directors of Privateer Holdings since January 2014. Mr. Auerbach has served as Senior Vice President at the Albright Stonebridge Group, a commercial diplomacy and global strategy group, since July of 2012.  Mr. Auerbach previously served as the Vice President, Social Risk Consulting at Control Risks Group Limited from September 2009 to July 2012.  Mr. Auerbach also served as the Associate Director, Prospects for Peace Initiative at The Century Foundation and Center for American Progress from August 2005 to July 2007.  Additionally, Mr. Auerbach served as a term member at the Council on Foreign Relations from 2011 to 2016 and as a national security fellow at the Truman National Security Project since 2005.  Mr. Auerbach holds an MS in International Relations from Columbia University and a BA in Critical Theory and Post-Colonial Studies from the New School for Social Research.

The Nominating and Corporate Governance Committee believes Mr. Auerbach is qualified to serve on our Board due to his extensive knowledge of our company and industry.

Rebekah Dopp has served as a member of our Board since May 2018.  Ms. Dopp has held various roles at Google since 2016 and currently leads strategic partnerships and a gender equality incubator. Prior to joining Google, Ms. Dopp was Senior Vice President, Advanced Digital Services for CBS from 2014 to 2016, where she served as department expert in digital technology and lead technologist during complex negotiations.  From 2001 to 2014, Ms. Dopp held several executive positions in distribution and technology at HBO, culminating in her role as Vice President, Global Technology Business Management.  Ms. Dopp has led global product, technology, strategy, and distribution teams and is proud to have served on the launch teams for streaming TV services HBO GO, CBS All Access, and YouTube TV. Ms. Dopp has served on the board of trustees for The New York Foundling since 2014, and as chairman of the board for the Child Abuse Prevention Program (CAPP) since 2013, among other non-profit board service.  Ms. Dopp holds a BA with a Finance concentration from The College of William & Mary and has completed post graduate work at Harvard Business School.

The Nominating and Corporate Governance Committee believes Ms. Dopp is qualified to serve on our Board due to her extensive corporate leadership experience and deep expertise in strategic partnerships and transactions.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2020 Annual Meeting

Maryscott Greenwood has served as a member of our Board since May 2018. She has served as the Chief Executive Officer of the Canadian American Business Council since 2016, where she previously served as Executive Director from 2001 to 2016, and as a principal at Dentons since July 2015. She previously served as the Senior Managing Director at McKenna, Long & Aldridge LLP from April 2001 to June 2015. Ms. Greenwood holds a BA in Political Science from the University of Vermont.

The Nominating and Corporate Governance Committee believes Ms. Greenwood is qualified to serve on our Board due to her background in government and policy and her extensive regulatory knowledge.

Christine St.Clare has served as a member of our Board since June 2018. Ms. St.Clare has served as the President of St.Clare Advisors, LLC since January 2012, which she founded. Ms. St.Clare completed a 35-year career with KPMG in 2010, during which time she served in various capacities, including as an Audit Partner from 1986 until 2005, as an Advisory Partner in Internal Audit, Risk and Compliance from 2005 until 2010 and as a member of KPMG’s board of directors for four years, chairing the Audit and Finance Committee. In March 2019, Ms. St.Clare was named to The National Association of Corporate Directors (NACD) 2019 NACD Directorship 100, which is a list of the most influential leaders in the boardroom and corporate governance community. Ms. St.Clare currently serves on the boards of directors of Fibrocell Science, Inc. and AquaBounty Technologies, Inc., and chairs the Audit Committees for both companies. Ms. St.Clare holds a BS in Accounting from California State University, Long Beach, and attended Executive Education courses at The Wharton School of the University of Pennsylvania.

The Nominating and Corporate Governance Committee believes Ms. St.Clare is qualified to serve on our Board due to her extensive accounting, business and finance knowledge and experience.

Directors Continuing in Office Until the 2021 Annual Meeting

Brendan Kennedy has served as our President and Chief Executive Officer and member of our Board since January 2018 and has served as the Chief Executive Officer and member of the board of directors of our subsidiary, Tilray Canada Ltd., since 2013. Mr. Kennedy also serves as the Executive Chairman and member of the board of directors of Privateer Holdings, a private investment firm focused exclusively on the cannabis industry, since October 2011. Mr. Kennedy served as Chief Executive Officer of Privateer Holdings from its founding until June 2018. Prior to founding Privateer Holdings, Mr. Kennedy served as the Chief Operating Officer of Silicon Valley Bank Analytics from 2010 to 2011 and Managing Director from 2006 to 2010. Mr. Kennedy holds a BA from the University of California, Berkeley, an MS in Engineering from the University of Washington and an MBA from the Yale School of Management.

The Nominating and Corporate Governance Committee believes Mr. Kennedy is qualified to serve on our Board due to his role as a founder of our company, his deep knowledge of our company and his extensive background in our industry.

information regarding the board of directors and corporate governance

Independence of The Board of Directors

Privateer Holdings, Inc. beneficially owns shares representing more than 50% of the voting power of our capital stock eligible to vote in the election of directors. As a result, we are a “controlled company” within the meaning of the listing rules of the Nasdaq Global Select Market. Under these rules a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a Compensation Committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) that its board of directors have a Nominating and Corporate Governance Committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (4) for an annual performance evaluation of the nominating and corporate governance and Compensation Committees. For at least some period following our IPO, we may utilize these exemptions; however, our board has made a determination that each of Ms. Dopp, Ms. Greenwood and Ms. St.Clare is independent under the listing rules of the Nasdaq Global Select Market.  Our Board has also determined that  Mr. Kennedy, due to his relationship with Privateer Holdings, Inc. and his employment as our President and Chief Executive Officer, and Mr. Auerbach, due to his relationship to Privateer Holdings, Inc. and his consulting relationship with the Company, are not independent under the listing rules of the Nasdaq Global Select Market.

As a result of our status as a “controlled company”, stockholders may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our Class 2 common stock continues to be listed on the Nasdaq Global Select Market, we will be required to comply with these standards and, depending on the board’s independence determination with respect to our then-current directors, we may be required to add additional directors to our Board in order to achieve such compliance within the applicable transition periods.

Board Leadership Structure

Our Board is currently chaired by our President and Chief Executive Officer, Mr. Kennedy.

The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy.  Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

Role of the Board in Risk Oversight

One of the board of director’s key functions is informed oversight of the Company’s risk management process.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.  Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.  Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.  Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of The Board of Directors

The Board met seven times during the last fiscal year.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which she or he served, held during the portion of the last fiscal year for which she or he was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2018 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Michael Auerbach		X*	X*
Rebekah Dopp	X	X
Maryscott Greenwood	X	X	X
Brendan Kennedy
Christine St.Clare	X*		X
Total meetings in fiscal 2018	4	2	1

*	Committee Chairperson

Below is a description of each standing committee of the Board.

Audit Committee

Our Audit Committee consists of Ms. Dopp, Ms. Greenwood and Ms. St.Clare. Our Board has determined each member of our Audit Committee to be independent under the listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Ms. St.Clare. Our Board has determined that Ms. St.Clare is an “Audit Committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Audit Committee was constituted in July 2018 and met four times during 2018. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://ir.tilray.com/.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;

•	reviewing related-party transactions;
•

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee consists of Mr. Auerbach, Ms. Dopp and Ms. Greenwood. Our Board has determined each of Mr. Auerbach, Ms. Dopp and Ms. Greenwood to be a “non-employee director” as defined in Rule
16b-3 promulgated under the Exchange Act. The chairperson of our Compensation Committee is Mr. Auerbach. The Board has determined that Mr. Auerbach does not meet the independence requirements under the Nasdaq listing rules. As a controlled company, we are relying upon the exemption for the requirement that we have a Compensation Committee comprised entirely of independent directors. The Compensation Committee met two times during the fiscal year.  The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://ir.tilray.com/.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•	reviewing and recommending to our Board the compensation of our directors;
•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
•	administering our stock and equity incentive plans;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•

reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	reviewing and establishing general policies relating to compensation and benefits of our employees; and
•	reviewing our overall compensation philosophy.

Compensation Committee Process and Procedures

Typically, the Compensation Committee meets semiannually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an officer or employee of our company. None of our executive officers serve, or have served during the last year, as a member of the Board, Compensation Committee or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Auerbach, Ms. St.Clare and Ms. Greenwood. Our Board has determined each of Ms. St.Clare and Ms. Greenwood to be independent under the listing standards. The chairperson of our Nominating and Corporate Governance Committee is Mr. Auerbach. The Board has determined that Mr. Auerbach does not meet the independence requirements under the Nasdaq listing rules. As a controlled company, we are relying upon the exemption for the requirement that we have a Nominating and Corporate Governance Committee comprised entirely of independent directors. The Nominating and Corporate Governance Committee met once during the fiscal year.  The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at https://ir.tilray.com/.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	reviewing periodically and evaluating director performance on our Board and its applicable committees and recommending to our Board and management areas for improvement;
•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;
•	reviewing developments in corporate governance practices;
•	overseeing and reviewing our processes and procedures to provide information to our Board and its committees;
•	reviewing and recommending to our Board any amendments to our corporate governance policies; and
•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Board believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate

Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1100 Maughan Road, Nanaimo, BC, Canada, V9X IJ2. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications With The Board Of Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board.  Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  The Company believes its responsiveness to stockholder communications to the Board has been excellent.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at https://ir.tilray.com/. Information contained on or accessible through our website is not a part of this report, and the inclusion of our website address in this report is an inactive textual reference only. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Corporate Governance Guidelines

In July 2018, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.  The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at https://ir.tilray.com/.

Proposal No. 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte LLP has audited the Company’s financial statements since 2017. Representatives of Deloitte LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of Deloitte LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and December 31, 2017 by Deloitte LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2018	2017
	(in thousands)
Audit Fees(1)	$639	$243
Audit-related Fees(2)	342	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$981	$243

(1)

“Audit Fees” relate to the audit of the Company’s consolidated financial statements and procedures performed in connection with the filing of our registration statements, including our registration statement related to our initial public offering, and the issuance of comfort letters and consents.

(2)	“Audit-related Fees” relate to assurance services that are typically performed by the independent public accountant (e.g. audits of certain non-recurring transaction).

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2018 financial statements, the Company entered into an engagement agreement with Deloitte LLP that sets forth the terms by which Deloitte LLP will perform audit services for the Company.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte LLP.  The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts.  Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.  The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee Board has determined that the rendering of services other than audit services by Deloitte LLP is compatible with maintaining the principal accountant’s independence.

The Board Of Directors Recommends

A Vote In Favor Of Proposal No. 2.

Report of the Audit Committee of the Board of Directors(1)

Our Audit Committee consists of Ms. Dopp, Ms. Greenwood and Ms. St.Clare. Our Board has determined each member of our Audit Committee to be independent under the listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee was constituted in July 2018. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://ir.tilray.com/. The Board and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. On December 13, 2018, the Audit Committee participated in a full-day workshop on “Audit Committee Best Practices” at the offices of Deloitte LLP and is committed to a standard of continuous improvement and excellence.

It is not the duty of the Audit Committee to plan or conduct audits or to prepare our consolidated financial statements. Management is responsible for preparing our consolidated financial statements and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing their opinion as to the fair presentation of our financial condition, results of operations, and cash flows, in accordance with GAAP. However, the Audit Committee does consult with management and our independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, our independent registered public accounting firm; and the evaluation of the independence of our independent registered public accounting firm.

In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them, and on the representations made, by our management and our independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of our consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States, or that our consolidated financial statements are presented in accordance with GAAP.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company.  The Audit Committee has reviewed and discussed the quality, not just the acceptability, of our accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements with our management and our independent registered public accounting firm.  The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Rebekah Dopp

Maryscott Greenwood

Christine St.Clare (Chairperson)

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our capital stock as of
March 31, 2019, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class 1 common stock or Class 2 common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

The percentage of shares beneficially owned shown in the table is based on shares of common stock outstanding as of March 31, 2019. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including stock options that are exercisable within 60 days of March 31, 2019. Our shares of Class 2 common stock issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Tilray, Inc., 1100 Maughan Road, Nanaimo, BC, Canada, V9X IJ2.

	Class 1		Class 2		% of
Name of Beneficial Owner	Number	Percent	Number	Percent	Total Voting Power+
Greater than 5% stockholders:
Privateer Holdings, Inc.(1)	16,666,667	100%	58,333,333	72.8%	91.2%
Directors and Named Executive Officers:
Brendan Kennedy(2)	—	—	2,312,026	2.8	*
Edward Wood Pastorius, Jr.(3)	—	—	158,455	*	*
Mark Castaneda(4)	—	—	308,205	*	*
Michael Auerbach(5)	—	—	71,715	*	*
Rebekah Dopp	—	—	—	—	—
Maryscott Greenwood	—	—	—	—	—
Christine St.Clare	—	—	—	—	—
All current executive officers and directors as a group (7 individuals)(6)	—	—	2,850,401(4)	3.4	1.1

*	Represents less than one percent
+

Represents the voting power with respect to all shares of our Class 1 common stock and Class 2 common stock, voting as a single class. Each share of Class 1 common stock will be entitled to 10 votes per share and each share of Class 2 common stock will be entitled to one vote per share. The holders of Class 1 common stock and Class 2 common stock will vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.

(1)	The address for Privateer Holdings is 2701 Eastlake Avenue E., 3rd Floor, Seattle, WA 98102.
(2)

Represents (a) 202,651 shares held by Mr. Kennedy, (b) 1,687,500 shares underlying options to purchase shares of Class 2 common stock that are exercisable within 60 days of March 31, 2019 and (c) 421,875 shares of Class 2 common stock issuable pursuant to restricted stock units (“RSUs”) that vest within 60 days of March 31, 2019. Mr. Kennedy, an executive officer and member of our board, is also the Executive Chairman, member of the board of directors and largest stockholder of Privateer Holdings, Inc., although Mr. Kennedy does not have voting or investment power with respect to the shares held by Privateer Holdings, Inc.

(3)

Represents (a) 14,705 shares held by Mr. Pastorius, (b) 87,500 shares underlying options to purchase shares of Class 2 common stock that are exercisable within 60 days of March 31, 2019 and (c) 56,250 shares of Class 2 common stock issuable pursuant to RSUs that vest within 60 days of March 31, 2019.

(4)	Represents (a) 8,205 shares held by Mr. Castaneda and (b) 300,000 shares underlying options to purchase shares of Class 2 common stock that are exercisable within 60 days of March 31, 2019.
(5)

Represents (a) 50,465 shares held by M3 Ein Sof LLC, (b) 12,500 shares underlying options to purchase shares of Class 2 common stock that are exercisable within 60 days of March 31, 2019 and (c) 8,750 shares of Class 2 common stock issuable pursuant to RSUs that vest within 60 days of March 31, 2019. Mr. Auerbach is a member of M3 Ein Sof LLC and has voting and dispositive power over the shares. The address for M3 Ein Sof LLC is 135 Grand Street, 2nd Floor, New York, New York 10013. Mr. Auerbach, a member of our board, is also a member of the board of directors and a stockholder of Privateer Holdings, Inc., although Mr. Auerbach does not have voting or investment power with respect to the shares held by Privateer Holdings, Inc.

(6)

Represents (a) 276,026 shares of Class 2 common stock, (b) 2,087,500 shares underlying options to purchase shares of Class 2 common stock that are exercisable within 60 days of March 31, 2019 and (c) 486,875 shares of Class 2 common stock issuable pursuant to RSUs that vest within 60 days of March 31, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Executive Officers

The following table sets forth certain information with respect to our executive officers as of March 31, 2019. Biographical information with regard to Mr. Kennedy is presented under “Proposal No. 1—Election of Directors” in this Proxy Statement.

Name	Age	Position(s)
Edward Wood Pastorius, Jr.	51	Chief Revenue Officer
Mark Castaneda	54	Chief Financial Officer and Treasurer (Secretary during 2018)

Edward Wood Pastorius, Jr. has served as our Chief Revenue Officer since March 2018 and served as the President, North America of our subsidiary, Tilray Canada Ltd., from November 2016 to February 2018. In October 2009, Mr. Pastorius joined mywedding.com as President and Chief Executive Officer after its acquisition by Viridian Investment Partners where he was an Executive in Residence starting in December 2008, and then led and managed mywedding.com’s sale to the Meredith Corporation in November 2014, and continued to lead the company through its transition until June 2016. From 2005 through 2008, Mr. Pastorius was Chief Executive Officer at HEALTHeCAREERS Network, and was the Chief Information Officer of the parent, OnTargetjobs, from 2005 through early 2007. Early in his career, Mr. Pastorius held executive positions, including: President and Chief Operating Officer at Infotrieve from 2003 to 2006; Chief Information Officer and Executive Vice President of Operations for the Thomson Gale, a Thomson Corporation company, from 1998 to 2003; and General Manager of First Data Screening Services, a First Data Corporation company from 1995 to 1998. Mr. Pastorius holds a BA from Colorado State University and an MBA from the New York Institute of Technology—Old Westbury.

Mark Castaneda has served as our Chief Financial Officer and Treasurer (Secretary during 2018) since March 2018. Mr. Castaneda previously served as the Chief Financial Officer and Assistant Treasurer of Primo Water Corporation, a publicly traded water marketing and distribution company, from March 2008 to January 2018. From October 2007 to March 2008, Mr. Castaneda served as the Chief Financial Officer for Tecta America, Inc., a private national roofing contractor, and from October 2004 to August 2006, he served as Chief Financial Officer for Pike Electric Corporation, a publicly traded energy solutions provider, where he helped lead its initial public offering in July 2005. Mr. Castaneda also served as the Chief Financial Officer of Blue Rhino Corporation from November 1997 to October 2004 and as a member of the board of directors of Blue Rhino from September 1998 to April 2004. Mr. Castaneda helped lead Blue Rhino’s initial public offering in May 1998. Mr. Castaneda began his career with Deloitte & Touche in 1988 and is a certified public accountant. Mr. Castaneda has served on the Audit Committee of Ranir Global Holdings, LLC since August 2016. Mr. Castaneda holds a BS in Accountancy and a Masters, Taxation from DePaul University.

Executive Compensation

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, as of December 31, 2018 (the “Named Executive Officers”), were:

•	Brendan Kennedy, President and Chief Executive Officer;
•	Edward Wood Pastorius, Jr., Chief Revenue Officer; and
•	Mark Castaneda, Chief Financial Officer and Treasurer (Secretary during 2018).

Summary Compensation Table

The following table presents all of the compensation paid or awarded to or earned by our Named Executive Officers during 2018 from us or any of our affiliates:

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Brendan Kennedy	2018	$425,000	$425,000	$25,147,534	$5,819,925	$—	$—	$31,817,459
President and Chief Executive Officer	2017	375,000	—	—	—	—	—	375,000
Edward Wood Pastorius, Jr.	2018	265,000	125,000	1,562,171	775,990	—	43,200(2)	2,771,361
Chief Revenue Officer	2017	250,000(3)	—	—	—	—	36,000(3)	286,000
Mark Castaneda	2018	230,000	230,000	2,482,929	1,551,980	—	—	4,494,909
Chief Financial Officer and Treasurer (Secretary during 2018)

(1)

The amounts reported do not reflect the amounts actually received by our executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our executive officers during 2017, as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC 718. Assumptions used in the calculation of these amounts are included in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our executive officers who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(2)	Includes: (a) $42,000 of reimbursement for living expenses and (b) $1,200 for cell phone reimbursement.
(3)	Represents amounts received from Privateer Holdings, Inc.

Outstanding Equity Awards at Fiscal year end

The following table shows for the fiscal year ended December 31, 2018, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

			Option Awards					Stock Awards
	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price Per Share(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(7)
Brendan Kennedy	5/21/2018	1/1/2017	1,312,500	1,687,800	(2)(3)	$7.76	5/20/2028
	5/21/2018	1/1/2017						—	$52,905,000	(2)(4)(5)
	8/31/2018	8/6/2018	—	343,735	(2)(3)	65.20	8/30/2028
Edward Wood Pastorius, Jr.	5/21/2018	4/1/2018	—	350,000	(2)(3)	7.76	5/20/2028
	5/21/2018	1/1/2017						—	7,054,000	(2)(4)(5)
Mark Castaneda	5/21/2018	7/23/2018	300,000	300,000	(2)(3)	7.76	5/20/2028
	5/21/2018	4/1/2018						—	14,108,000	(2)(4)(5)(6)

(1)

Prior to our IPO, the exercise price per share reflects the fair market value per share of our common stock on the date of grant as determined by our Board.  Following our IPO, the exercise price reflects the closing price of our Class 2 common stock on the date of grant.

(2)

Pursuant to the executive agreements between the named executive officer and us, the vesting of such named executive officer’s stock and option awards will accelerate under certain circumstances as described under “—Employment, Severance and Change of Control Arrangements.”

(3)

The shares subject to the option are scheduled to vest as follows: 25% of the shares on the twelve (12) month anniversary of the Vesting Commencement Date and the remaining option shares will vest quarterly thereafter at the rate of 6.25% of the total number of shares on each quarterly anniversary of the Vesting Commencement Date thereafter for so long as the optionee remains in Continuous Service (as defined in the Company’s 2018 Amended and Restated Equity Incentive Plan (the “2018 Plan”)), such that the total number of shares shall be fully vested on the four-year anniversary of the Vesting Commencement Date.

(4)

The shares subject to the RSU shall vest over a four-year period as follows: two vesting requirements must be satisfied for the RSU to vest - a time and service requirement and a Liquidity Event (as defined below) requirement. The time and service requirement is as follows: the RSUs shall vest at the rate of 25% of the RSUs on the twelve (12) month anniversary of the Vesting Commencement Date, and the remaining RSUs will vest quarterly thereafter at the rate of 6.25% of the total number of RSUs on each quarterly anniversary of the Vesting Commencement Date. The Liquidity Event requirement will be satisfied as to any then-outstanding RSU on the first to occur of: (1) a Change in Control (as defined in the 2018 Plan); or (2) the date following the effective date of a registration statement of the Company filed under the Securities Act for the sale of the Company’s common stock on which all shares of common stock issued or issuable under the 2018 Plan are not subject to the lock-up restrictions.  The total number of RSUs shall be fully vested on the four-year anniversary of the Vesting Commencement Date, provided that the optionee has remained in Continuous Service (as defined in the 2018 Plan) through each applicable vesting date.

(6)

The RSUs shall vest according to the vesting schedule described above, provided, however, the RSUs shall fully vest upon the one-year anniversary of the IPO, provided that the optionee remains in Continuous Service (as defined in the 2018 Plan) until such date.

(7)	This amount reflects the fair market value of our Class 2 common stock of $70.54 per share, which was the closing price of our Class 2 common stock on December 31, 2018.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us in 2018.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2018.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act. As an emerging growth company we will be exempt from certain requirements related to executive compensation, including, but not limited to, the Nasdaq requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Employment, Severance and Change in Control Arrangements

We have entered into offer letters with each of our named executive officers. The offer letters generally provide for at-will employment and set forth the executive’s initial base salary, target variable compensation, eligibility for employee benefits, the terms of initial equity grants and in some cases severance benefits on a qualifying termination. Each of our named executive officers has also executed our standard form of proprietary information agreement. Any potential payments and benefits due upon a termination of employment or a change of control of us are further described below.

Brendan Kennedy

Mr. Kennedy serves as our President and Chief Executive Officer. In May 2018, we entered into an employment agreement with Mr. Kennedy, or the Kennedy Employment Agreement, pursuant to which he received an annual base salary of $425,000 with a target annual bonus equal to 100% of his annual base salary. Mr. Kennedy’s current base salary is $577,060. In addition, Mr. Kennedy was granted an option to purchase 3,000,000 shares of our Class 2 common stock and an additional option to purchase 343,735 shares of our Class 2 common stock. Additionally, Mr. Kennedy was granted 750,000 RSUs. If Mr. Kennedy is terminated without cause or resigns for good reason, as such terms are defined in the Kennedy Employment Agreement, he will receive a severance payment equal to three times his base salary and target annual bonus, as then in effect and 100% accelerated vesting of all his then unvested stock options, RSUs and other equity-based awards. Mr. Kennedy is also entitled to COBRA benefits for up to 36 months after termination without cause or resignation for good reason. Upon a change in control, as such term is defined in the Kennedy Employment Agreement, all of Mr. Kennedy’s unvested stock options, RSUs and other equity-based awards will vest in full.

Edward Wood Pastorius, Jr.

Mr. Pastorius serves as our Chief Revenue Officer. In May 2018, we entered into an employment agreement with Mr. Pastorius, or the Pastorius Employment Agreement, pursuant to which he received an annual base salary of $250,000 with a target annual bonus equal to 50% of his annual base salary. In addition, Mr. Pastorius was granted an option to purchase 350,000 shares of our Class 2 common stock and 100,000 RSUs. If Mr. Pastorius is terminated without cause or resigns for good reason, as such terms are defined in the Pastorius Employment Agreement, he will receive a severance payment equal to 18 months of his base salary and COBRA benefits for up to 18 months after such termination or resignation. Upon a change in control, as such term is defined in the Pastorius Employment Agreement, all of Mr. Pastorius’s unvested stock options, RSUs and other equity-based awards will vest in full.

Mark Castaneda

Mr. Castaneda serves as our Chief Financial Officer and Treasurer (Secretary during 2018). In May 2018, we entered into an employment agreement with Mr. Castaneda, or the Castaneda Employment Agreement, pursuant to which he received an annual base salary of $230,000 with a target annual bonus equal to 50% of his annual base salary. Mr. Castaneda’s current base salary is $402,000. In addition, Mr. Castaneda was granted an option to purchase 600,000 shares of our Class 2 common stock and 200,000 RSUs. If Mr. Castaneda is terminated without cause or resigns for good reason, as such terms are defined in the Castaneda Employment Agreement, he will receive a severance payment equal to 24 months of his base salary and COBRA benefits for up to 24 months after such termination or resignation. Upon a change in control, as such term is defined in the Castaneda Employment Agreement, all of Mr. Castaneda’s unvested stock options, RSUs and other equity-based awards will vest in full.

Director Compensation

Non-Employee Director Compensation Policy

Our non-employee directors are entitled to receive compensation for his or her service consisting of annual cash retainers and equity awards as described below. Our Board may revise the policy as it deems necessary or appropriate.

Cash Compensation. All non-employee directors are entitled to receive the following annual cash compensation:

Board of Directors	$35,000
Chair of committee:
Audit	$15,000
Compensation	$10,000
Nominating and Corporate Governance	$10,000
Committee member:
Audit	$7,500
Compensation	$5,000
Nominating and Corporate Governance	$4,000

Equity Compensation. All non-employee directors are entitled to receive an annual RSU grant for 35,000 of our Class 2 common shares, vesting on a four-year vesting schedule, under which 25% of the shares vest after twelve months of service and the remaining shares vest quarterly thereafter.  The Compensation Committee is currently in process of reviewing the non-employee director compensation policy and anticipates modifying such policy in the near future.

Director Compensation for Fiscal 2018

The following table sets forth information regarding compensation earned by or paid to our non-employee directors during 2018.

Name	Cash Compensation	Option Awards(1)	Stock Awards(1)	Total
Michael Auerbach	$27,500	$223,167	$271,597	$522,264
Rebekah Dopp	23,750	—	271,597	295,347
Maryscott Greenwood	25,750	—	271,597	297,347
Christine St.Clare	27,000	—	271,597	298,597

(1)

The amounts in this column reflect the aggregate grant date fair value of each equity award granted during the year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The table below lists the aggregate number of shares subject to outstanding equity awards held by each of our non-employee directors.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2018	Number of Underlying RSUs as of December 31, 2018
Michael Auerbach	50,000(1)	35,000
Rebekah Dopp	—	35,000
Maryscott Greenwood	—	35,000
Christine St.Clare	—	35,000

(1)	These options were granted to Mr. Auerbach for advisory services provided to the Company related to the IPO.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2018.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c)Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Amended and Restated 2018 Equity Incentive Plan(2)(3)	7,902,263	$13.02	1,297,075
Equity compensation plans not approved by security holders	—	N/A	—
Total	7,902,263	$13.02	1,297,075

(1)	Excludes RSU awards because they have no exercise price.
(2)	Consists of 1,287,222 shares of our Class 2 common stock subject to RSU awards and options to purchase 6,615,041 shares of Class 2 common stock.
(3)

Our Amended and Restated 2018 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (a) 4% of the outstanding shares of capital stock as of the last day of the immediately preceding fiscal year; and (b) such lesser amount as the Board may determine.

Transactions With Related Persons

Certain Related-Person Transactions

The following is a summary of transactions since January 1, 2018 to which we have been a participant, in which:

•	the amount involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation” or that were approved by our Compensation Committee.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

Sales of Common Stock

In January 2018, we issued an aggregate of 75,000,000 shares of our Class 1 common stock to Privateer Holdings, Inc. in exchange for the contribution of 100% of the outstanding equity interests of Decatur Holdings, BV, a Dutch private limited liability company to us. Decatur Holdings, BV owns all of the outstanding equity interests of our direct and indirect subsidiaries through which we operate our business and, prior to the above-mentioned transaction, was a wholly owned direct subsidiary of Privateer Holdings, Inc.

Investor Rights Agreement

In February 2018, we entered into an investor rights agreement with holders of our preferred stock and common stock, including certain holders of more than 5% of our capital stock and entities affiliated with certain of our directors. These holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indebtedness

In January 2016, a wholly owned subsidiary of ours entered into a revolving credit facility with Privateer Holdings, Inc. for up to $25.0 million, which facility is payable on demand and bears interest at a rate of 2.4 times the mid-term Applicable Federal Rate, compounded annually for advances made under this agreement prior to January 1, 2017. Advances made under this facility following January 1, 2017 bear interest at a floating rate of 2.54% for 2017. Effective April 1, 2018, we entered into an agreement with Privateer Holdings, Inc. for a demand revolving credit facility in an aggregate principal amount not to exceed $7 million. The facility bears interest at a floating rate of 2.62%.

In November 2017, a wholly owned subsidiary of ours entered into a demand revolving construction facility with Privateer Holdings, Inc. for up to $10.0 million, which facility is payable on demand and bears interest at a floating rate of 2.54% in 2017.

In December 2017, a wholly owned subsidiary of ours entered into an intercompany loan agreement with Privateer Holdings, Inc. pursuant to which Privateer Holdings, Inc. agreed to loan us up to $1.0 million, which bears interest at a floating rate of 2.54%. The term of the loan is two years with options to renew the loan for two-year periods.

In December 2017, Privateer Holdings loaned certain of our wholly owned subsidiaries an aggregate of $1.7 million pursuant to loan agreements, which loans are non-interest bearing and are payable upon demand.

In July 2018, we repaid $37 million of the outstanding Privateer Holdings, Inc. debt facility, which included repayment of the Privateer Holdings, Inc. credit facility, Privateer Holdings, Inc. construction facility and the Privateer Holdings, Inc. start-up loans.

Corporate Services Agreement

In February 2018, we entered into an agreement with Privateer Holdings, Inc., pursuant to which Privateer Holdings, Inc. provides us with certain general administrative and corporate services on an as-requested basis. Pursuant to this agreement, we paid Privateer Holdings, Inc. a monthly services fee based on our proportional share of the actual costs incurred by Privateer Holdings, Inc. in performing the requested services. Personnel compensation was charged at cost plus a 3.0% markup and other services provided are charged at cost. This agreement was terminated in February 2019 when we entered into a new agreement with Ten Eleven Management LLC (doing business as “Privateer Management”) pursuant to which Ten Eleven Management LLC provides certain general and administrative and corporate services on an as-requested basis for a monthly cost of $25,000.  This agreement will remain in effect until the earlier of December 31, 2019 or the date such agreement is terminated by either party on 90 days’ notice.

License Agreements

In February 2018, one of our wholly owned subsidiaries entered into a brand licensing agreement with a wholly owned subsidiary of Privateer Holdings, Inc., pursuant to which we obtained exclusive rights in Canada for adult use for the following brands: Marley Natural, Irisa, Goodship, Grail, Dutchy, Wallops and Head Light. Pursuant to the brand licensing agreement, we will pay to Privateer Holdings Inc.’s subsidiary royalties between 2.5% and 7.5% of the net revenue generated by the licensed products. This agreement is terminable for any reason by either party on six months’ notice prior to the expiration of each automatically renewing five-year term commencing from the first five-year period that ends in February 2023.

In February 2018, we entered into a data license agreement with a wholly owned subsidiary of Privateer Holdings, Inc. Pursuant to this agreement, we received a non-exclusive, perpetual license to use data on Canadian customers’ engagement of Leafly Holdings, Inc.’s website. This agreement will remain in effect until terminated by us or Leafly Holdings, Inc. on 90 days’ notice.

Indemnification

We enter into indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or officer.

Related-Party Transaction Policy

In July 2018, we adopted a formal written policy that our executive officers, directors, key employees, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent body of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be required to first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

All of the transactions described in this section were entered into prior to the adoption of this policy. Although we have not had a written policy for the review and approval of transactions with related persons, our Board has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tilray stockholders will be “householding” the Company’s proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Tilray.  Direct your written request to Tilray, Inc., Dara Redler, Corporate Secretary, 1100 Maughan Road, Nanaimo, BC, Canada, V9X IJ2 or contact Dara Redler at (844) 845-7291.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Dara Redler

Dara Redler

Corporate Secretary

April 15, 2019

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018 is available without charge upon written request to: Corporate Secretary, Tilray, Inc., 1100 Maughan Road, Nanaimo, BC, Canada, V9X IJ2.

TILRAY, INC. PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 30, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints, Brendan Kennedy and Dara Redler, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Tilray, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on May 30, 2019 and at any adjournments thereof, subject to the directions indicated on this Proxy Card. In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSAL LISTED BELOW. This proxy is governed by the laws of the State of Delaware. IMPORTANT—This Proxy must be signed and dated below. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 30, 2019 at 10:00 am local time at McCaw Hall, Nesholm Family Lecture Hall, 321 Mercer Street, Seattle, Washington 98109. The proxy statement and 2018 annual report to stockholders on Form 10-K are available at www.pstvote.com/tilray2019. THIS IS YOUR PROXY YOUR VOTE IS IMPORTANT! Dear Stockholder: We cordially invite you to attend the Annual Meeting of Stockholders of Tilray, Inc. to be held at McCaw Hall, Nesholm Family Lecture Hall, 321 Mercer Street, Seattle, Washington 98109, on May 30, 2019, beginning at 10:00 a.m. local time. Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2 1. Election of Directors Nominees. FOR WITHHOLD 01. Michael Auerbach . . 02. Rebekah Dopp . . 2. Proposal to ratify the selection by the Audit Committee of the Board of Directors of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. . FOR . AGAINST . ABSTAIN Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title. Date: ______________________________________ Signature: ___________________________________ Signature: ___________________________________ Title: _______________________________________

Voting Instructions You may vote your proxy in the following ways: . Via Internet: . Login to www.pstvote.com/tilray2019 . Enter your control number (12 digit number located below) . Via Mail: Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on May 29, 2019. «Control #»